Exhibit 99.1

NRG Energy, Inc. Reports Third Quarter 2015 Results,
 Increases Cost Reduction Program to $250 Million
and Initiates 2016 Financial Guidance

Financial Highlights

•                  $1,145 million of Adjusted EBITDA(1) in the third quarter and $2,714 million(1) in the first nine months of 2015

•                  $1,135 million of Free Cash Flow (FCF) before growth investments in the first nine months of 2015

Business and Operational Highlights

•                  $225 million Adjusted EBITDA from NRG Home Retail, best quarterly EBITDA performance since 2010

•                  $251 million of shares repurchased in September and October for a total of $437 million repurchased year-to-date or approximately 7% of shares outstanding

•                  $210 million in total cash consideration received on November 3, 2015 for the sale of 75% of the equity interests in a portfolio of wind projects to NRG Yield

NRG Strategic Reset Update

•                  $150 million per year of General and Administrative/Development/Marketing cost reduction program underway and on target

•                  $100 million per year Operations and Maintenance (O&M) cost reduction program for 2016, across NRG’s three O&M platforms (Business/Wholesale, Renew and Home), announced today, bringing aggregate cost reduction programs to $250 million

•                  Asset Rebalancing Program on track with internal modifications to capital investment program and launched select asset disposition process

•                  “GreenCo” reorganization as part of $125 million NRG Runway (the “Runway”) is finalized and will be effective January 1, 2016

•                  “GreenCo” strategic alternative process for a majority sell down is underway

Financial Guidance

•                  Narrowing Full Year 2015 Guidance:

•                  Adjusted EBITDA of $3,250-$3,350 million, excluding negative contribution from NRG Home Solar which continues to be projected at $175 million

•                  FCF before growth investments of $1,125-$1,225 million

•                  Initiating Full Year 2016 Guidance(2):

•                  Adjusted EBITDA of $3,000-$3,200 million

•                  FCF before growth investments (Consolidated) of $1,000-$1,200 million

PRINCETON, NJ — November 4, 2015 — NRG Energy, Inc. (NYSE: NRG) today reported third quarter Adjusted EBITDA of $1,145 million.(1) Year-to-date adjusted cash flow from operations totaled $1,728 million. Net loss for the first nine months of 2015 was ($78)

(1)  Excludes negative contribution from NRG Home Solar of $42 million for third quarter of 2015 and $129 million for YTD 2015

(2)  Excludes impact of “GreenCo” businesses subject to $125 million Runway, which will be included in 2016 capital allocation million, or ($0.25) per diluted common share compared to net income of $35 million, or $0.02 per diluted common share for the first nine months of 2014.

“Strong operational performance across our wholesale, retail and renewable platforms, including near record results at Home Retail and strong performance in Commercial Operations, paved the way for a solid third quarter and provides the foundation to support our efforts under the NRG Reset to free up capital for shrinking and enhancing the balance sheet as part of our ongoing capital allocation plan.” said David Crane, NRG’s Chief Executive Officer. “The strategic processes associated with a majority sell down of the GreenCo businesses and asset sales are all underway.  We expect to be able to announce a series of additional outcomes over the next several months that will both streamline the Company and simplify the investor proposition.”

Segment Results

Table 1: Adjusted EBITDA

($ in millions)

	Three Months Ended		Nine Months Ended
Segment	9/30/15	9/30/14	9/30/15	9/30/14
Business (1)(2)	$670	$637	$1,490	$1,533
Home Retail	225	167	595	439
Renew (1)	81	76	180	165
NRG Yield (1)	198	166	507	399
Corporate	(29)	(8)	(58)	(4)
Adjusted EBITDA(3)	$1,145	$1,038	$2,714	$2,532

(1)   In accordance with GAAP, 2014 results have been restated to include the full impact of the NRG Yield drop down transactions which closed on January 2, 2015 and June 30, 2014.

(2)   See Appendices A-6 through A-9 for NRG Business regional details.

(3)   See Appendices A-1 through A-4 for Operating Segment Reg G reconciliations; excludes negative contribution of $42 million and $129 million from Home Solar for the three and nine months ended September 30, 2015, respectively, and $24 million and $31 million for the three and nine months ended September 30, 2014, respectively.

Table 2: Net Income/(Loss)

($ in millions)

	Three Months Ended		Nine Months Ended
Segment	9/30/15	9/30/14	9/30/15	9/30/14
Business (1)	$164	$392	$192	$485
Home Retail	196	121	512	256
Home Solar	(50)	(27)	(149)	(36)
Renew (1)	(10)	(22)	(83)	(85)
NRG Yield (1)	34	39	59	107
Corporate	(267)	(321)	(609)	(692)
Net Income/(Loss)(2)	$67	$182	$(78)	$35

(1)         In accordance with GAAP, 2014 results have been restated to include full impact of the assets in the NRG Yield drop down transactions which closed on January 2, 2015 and June 30, 2014.

(2)         Includes mark-to-market gains and losses of economic hedges.

NRG Business: Third quarter Adjusted EBITDA was $670 million; $33 million higher than in the third quarter 2014 primarily driven by:

•                  Gulf Coast Region: $69 million increase due to higher average realized prices in Texas reflecting ERCOT hedge gains, higher realized energy margins at South Central gas plants, and higher gas plant generation across the Gulf Coast region

•                  East Region: $35 million lower due to lower energy margins caused by declining gas prices and dark spreads, partially offset by higher capacity revenues from increase in PJM cleared auction capacity prices and lower operating costs from reduced scope of outages and decreased run times across the fleet

NRG Home Retail: Third quarter Adjusted EBITDA was $225 million, $58 million higher than third quarter 2014 driven primarily by favorable supply costs as well as effective margin and cost management across the portfolio.

NRG Renew: Third quarter Adjusted EBITDA was $81 million, $5 million higher than third quarter 2014 primarily due to the ramp up of Ivanpah as generation continues to increase year over year, partially offset by higher development costs.

NRG Yield: Third quarter Adjusted EBITDA was $198 million, $32 million higher than third quarter 2014 primarily due to the Desert Sunlight and Alta Wind acquisitions.

Liquidity and Capital Resources

Table 3: Corporate Liquidity

($ in millions)

	9/30/15	6/30/15	12/31/14
Cash at NRG-Level	$955	$709	$661
Revolver Availability	1,449	1,409	1,367
NRG-Level Liquidity	$2,404	$2,118	$2,028
Restricted cash	497	433	457
Cash at Non-Guarantor Subsidiaries	1,310	1,437	1,455
Total Liquidity	$4,211	$3,988	$3,940

NRG-level cash as of September 30, 2015, was $955 million, an increase of $294 million over the end of 2014, and $1,449 million was available under the Company’s credit facilities at the end of the current quarter. Total liquidity was $4,211 million including restricted cash and cash at non-guarantor subsidiaries (primarily GenOn and NRG Yield)(3).

NRG Reset - Update

NRG has begun implementation of a company-wide cost reduction program of $150 million across its general and administrative, marketing and development expenses in connection with which the Company expects to incur one-time severance and associated costs of approximately $60 million(4) in 2015 and 2016.

In addition, to supplement this cost reduction program, NRG is announcing today an additional $100 million per year cost reduction initiative associated with the O&M spend across its wholesale/business, retail and renewable businesses to be achieved on a recurring basis beginning in 2016, measured against projected 2015 aggregate O&M spend. The impact of this program is reflected in the Company’s financial guidance for 2016 also announced today and brings the aggregate cost savings expected in 2016 to $250 million.

The Company continues to make progress with respect to the asset rebalancing component of the NRG Reset program, which is aimed at freeing up the balance of the $1.1 billion in 2016 available capital for allocation through the elimination of capital expenditures, asset dispositions, and targeted non-recourse financings. The Company has already reduced 2016 growth capital expenditures by over $100 million by suspending or modifying its fuel conversion plans at two coal facilities. NRG is now fully prepared to launch the process to raise non-recourse debt financing to fund the remaining capital required to complete the environmental capital expenditures for its Midwest Generation fleet, which is expected to result in an increase of $250 million in available NRG capital previously intended to fund these expenditures.

(3)  See Appendix A-10 for the YTD Third Quarter Sources and Uses of Liquidity detail.

(4)  Severance and associated costs excluded from 2015 and 2016 EBITDA guidance.

Finally, the “GreenCo” Runway for the clean energy businesses included within the Runway (NRG Home Solar, NRG Renew (C&I solar business) and NRG EVgo), which will operate under a $125 million defined limit of financial support from NRG beginning in 2016 is established and will be effective January 1, 2016. In addition, the Company has launched strategic processes with respect to the “GreenCo” businesses aimed at attracting a majority partner that can further enhance those businesses prospects for short, medium and long term success.

Closing of Drop Down to NRG Yield

On November 3, 2015, NRG completed the sale of a 75% interest in an 814 net megawatt (MW) portfolio of twelve wind facilities, representing 611 net MW to NRG Yield for $210 million in total cash consideration (subject to working capital adjustments).

Outlook for 2015 and Initiation of 2016 Guidance

NRG has narrowed the range of its Adjusted EBITDA and FCF before growth investments guidance for 2015 and is also initiating guidance for fiscal year 2016 as set forth below.

As in previous quarters, the Company’s guidance assumes normalized weather in its core markets.

Table 4: 2015 and 2016 Adjusted EBITDA and FCF before Growth Investments Guidance

($ in millions)

	2015		2016(2)
	Prior Guidance	Revised Guidance	Guidance
Adjusted EBITDA	$3,200 —3,400(1)	$3,250 —3,350(1)	$3,000 —3,200
Interest payments	(1,160)	(1,155)	(1,140)
Income tax	(40)	(30)	(40)
Adjusted EBITDA from NRG Home Solar	(175)	(175)	—
Working capital/other changes	250	200	75
Adjusted Cash Flow from Operations	$2,075 — 2,275	$2,090 — 2,190	$1,895 —2,095
Maintenance capital expenditures, net	(480)-(510)	(435)-(465)	(435)-(465)
Environmental capital expenditures, net	(305)-(335)	(295)-(325)	(235)-(265)
Preferred dividends	(10)	(10)	(10)
Distributions to non-controlling interests	(160)-(170)	(145)-(155)	(195)-(205)
Free Cash Flow—before Growth Investments	$1,100 — 1,300	$1,125 — 1,225	$1,000 — 1,200
“GreenCo” Runway Intercompany Revolver(2)			$(125)

(1)         2015 guidance excludes expected negative contribution of $175 million from NRG Home Solar.

(2)         2016 guidance excludes “GreenCo” entities which are limited to the $125 million revolver facility. 2016 guidance includes the impact of the recently announced $150 million expense reductions across general & administrative, marketing and development expenses and the $100 million of operation and maintenance costs across the Business segment.

2015 Capital Allocation Update

During September and October, NRG repurchased $251 million of its common stock at an average cost of $15.05 per share. Together with repurchases completed during the first half of 2015, NRG has purchased a total of $437 million of NRG common stock since December 31, 2014, or approximately 7% of shares outstanding(5).

(5)  Based upon 336.7 million shares outstanding as of December 31, 2014

On October 12, 2015, NRG declared a quarterly dividend on the Company’s common stock of $0.145 per share, payable November 16, 2015, to stockholders of record as of November 2, 2015, representing $0.58 on an annualized basis.

The Company’s common stock dividend and share repurchases are subject to available capital, market conditions and compliance with associated laws and regulations.

Earnings Conference Call

On November 4, 2015, NRG will host a conference call at 9:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to NRG’s website at http://www.nrg.com and clicking on “Investors.” The webcast will be archived on the site for those unable to listen in real time.

About NRG

NRG is leading a customer-driven change in the U.S. energy industry by delivering cleaner and smarter energy choices, while building on the strength of the nation’s largest and most diverse competitive power portfolio. A Fortune 200 company, we create value through reliable and efficient conventional generation while driving innovation in solar and renewable power, electric vehicle ecosystems, carbon capture technology and customer-centric energy solutions. Our retail electricity providers serve almost 3 million residential and commercial customers throughout the country. More information is available at www.nrg.com. Connect with NRG on Facebook and follow us on Twitter @nrgenergy.

Safe Harbor Disclosure

In addition to historical information, the information presented in this communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although NRG believes that its expectations are reasonable, it can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, general economic conditions, hazards customary in the power industry, weather conditions, competition in wholesale power markets, the volatility of energy and fuel prices, failure of customers to perform under contracts, changes in the wholesale power markets, changes in government regulation of markets and of environmental emissions, the condition of capital markets generally and the ability to refinance the Midwest Generation fleet, our ability to access capital markets, unanticipated outages at our generation facilities, adverse results in current and future litigation, failure to identify or successfully implement acquisitions and repowerings, our ability to implement value enhancing improvements to plant operations and companywide processes, our ability to obtain federal loan guarantees, the inability to maintain or create successful partnering relationships with NRG Yield and other third parties, our ability to operate our businesses efficiently including NRG Yield, our ability to retain retail customers, our ability to realize value through our commercial operations strategy and the creation of NRG Yield, the ability to successfully integrate the businesses of acquired companies, the ability to find third party investment in GreenCo and realize the associated benefits of a sale of a majority interest in the GreenCo businesses ,  the ability to realize anticipated benefits of acquisitions (including expected cost savings and other synergies) and  the ability to sell assets to NRG Yield, Inc. or the risk that anticipated benefits may take longer to realize than expected and our ability to pay dividends and initiate share repurchases under our capital allocation plan, which may be made from time to time subject to market conditions and other factors, including as permitted by United States securities laws. Furthermore, any common stock dividend is subject to available capital and market conditions.

NRG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The adjusted EBITDA and free cash flow guidance are estimates as of November 4, 2015. These estimates are based on assumptions believed to be reasonable as of that date. NRG disclaims any current intention to update such guidance, except as required by law. The foregoing review of factors that could cause NRG’s actual results to differ materially from those contemplated in the forward-looking statements included in this Earnings Presentation should be considered in connection with information regarding risks and uncertainties that may affect NRG’s future results included in NRG’s filings with the Securities and Exchange Commission at www.sec.gov.

Contacts:

Media:	Investors:

Karen Cleeve	Chad Plotkin
609.524.4608	609.524.4526

Marijke Shugrue	Lindsey Puchyr
609.524.5262	609.524.4527

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
(In millions, except for per share amounts)	2015	2014	2015	2014
Operating Revenues
Total operating revenues	$4,431	$4,569	$11,654	$11,676
Operating Costs and Expenses
Cost of operations	3,034	3,278	8,530	8,843
Depreciation and amortization	382	375	1,173	1,096
Impairment losses	263	70	263	70
Selling, general and administrative	332	258	886	737
Acquisition-related transaction and integration costs	3	17	16	69
Development activity expenses	38	22	113	62
Total operating costs and expenses	4,052	4,020	10,981	10,877
Gain on postretirement benefits curtailment and sale of assets	—	—	14	19
Operating Income	379	549	687	818
Other Income/(Expense)
Equity in earnings of unconsolidated affiliates	24	18	29	39
Other income/(expense), net	4	(3)	27	13
Loss on debt extinguishment	(2)	(13)	(9)	(94)
Interest expense	(291)	(280)	(855)	(809)
Total other expense	(265)	(278)	(808)	(851)
Income/(Loss) Before Income Taxes	114	271	(121)	(33)
Income tax expense/(benefit)	47	89	(43)	(68)
Net Income/(Loss)	67	182	(78)	35
Less: Net income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interests	1	14	(10)	20
Net Income/(Loss) Attributable to NRG Energy, Inc.	66	168	(68)	15
Dividends for preferred shares	5	2	15	7
Income/(Loss) Available for Common Stockholders	$61	$166	$(83)	$8
Earnings per Share Attributable to NRG Energy, Inc. Common Stockholders
Weighted average number of common shares outstanding — basic	331	338	334	333
Earnings per Weighted Average Common Share — Basic	$0.18	$0.49	$(0.25)	$0.02
Weighted average number of common shares outstanding — diluted	332	343	335	338
Earnings per Weighted Average Common Share — Diluted	$0.18	$0.48	$(0.25)	$0.02
Dividends Per Common Share	$0.15	$0.14	$0.44	$0.40

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME/(LOSS)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2015	2014	2015	2014
	(In millions)
Net Income	$67	$182	$(78)	$35
Other Comprehensive Income/(Loss), net of tax
Unrealized (loss)/gain on derivatives, net of income tax (benefit)/expense of $(12), $4, $(6) and $(11)	(6)	4	(2)	(24)
Foreign currency translation adjustments, net of income tax benefit of $(5), $(6), $(6) and $(2)	(8)	(6)	(10)	(3)
Available-for-sale securities, net of income tax expense/(benefit) of $6, $(1), $1 and $0	(7)	(2)	(11)	2
Defined benefit plans, net of tax expense/(benefit) of $2, $0, $6 and $(7)	3	(3)	9	9
Other comprehensive loss	(18)	(7)	(14)	(16)
Comprehensive Income	49	175	(92)	19
Less: Comprehensive income/(loss) attributable to noncontrolling interest and redeemable noncontrolling interests	(17)	17	(34)	14
Comprehensive Income Attributable to NRG Energy, Inc.	66	158	(58)	5
Dividends for preferred shares	5	2	15	7
Comprehensive Income/(Loss) Available for Common Stockholders	$61	$156	$(73)	$(2)

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	September 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$2,265	$2,116
Funds deposited by counterparties	68	72
Restricted cash	497	457
Accounts receivable — trade, less allowance for doubtful accounts of $26 and $23	1,492	1,322
Inventory	1,149	1,247
Derivative instruments	1,580	2,425
Cash collateral paid in support of energy risk management activities	367	187
Deferred income taxes	169	174
Renewable energy grant receivable, net	26	135
Prepayments and other current assets	460	447
Total current assets	8,073	8,582
Property, plant and equipment, net of accumulated depreciation of $8,969 and $7,890	21,985	22,367
Other Assets
Equity investments in affiliates	1,068	771
Notes receivable, less current portion	62	72
Goodwill	2,503	2,574
Intangible assets, net of accumulated amortization of $1,590 and $1,402	2,371	2,567
Nuclear decommissioning trust fund	551	585
Derivative instruments	522	480
Deferred income taxes	1,427	1,406
Other non-current assets	1,426	1,261
Total other assets	9,930	9,716
Total Assets	$39,988	$40,665
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt and capital leases	$457	$474
Accounts payable	1,173	1,060
Derivative instruments	1,416	2,054
Cash collateral received in support of energy risk management activities	68	72
Accrued expenses and other current liabilities	1,222	1,199
Total current liabilities	4,336	4,859
Other Liabilities
Long-term debt and capital leases	19,598	19,900
Nuclear decommissioning reserve	322	310
Nuclear decommissioning trust liability	280	333
Deferred income taxes	20	21
Derivative instruments	619	438
Out-of-market contracts, net of accumulated amortization of $639 and $562	1,168	1,244
Other non-current liabilities	1,478	1,574
Total non-current liabilities	23,485	23,820
Total Liabilities	27,821	28,679
2.822% convertible perpetual preferred stock	299	291
Redeemable noncontrolling interest in subsidiaries	29	19
Commitments and Contingencies
Stockholders’ Equity
Common stock	4	4
Additional paid-in capital	8,382	8,327
Retained earnings	3,358	3,588
Less treasury stock, at cost — 97,190,988 and 78,843,552 shares, respectively	(2,330)	(1,983)
Accumulated other comprehensive loss	(188)	(174)
Noncontrolling interest	2,613	1,914
Total Stockholders’ Equity	11,839	11,676
Total Liabilities and Stockholders’ Equity	$39,988	$40,665

NRG ENERGY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine months ended September 30,
	2015	2014
	(In millions)
Cash Flows from Operating Activities
Net Income	$(78)	$35
Adjustments to reconcile net loss to net cash provided by operating activities:
Distributions and equity in earnings of unconsolidated affiliates	28	32
Depreciation and amortization	1,173	1,096
Provision for bad debts	49	49
Amortization of nuclear fuel	36	33
Amortization of financing costs and debt discount/premiums	(9)	(9)
Adjustment for debt extinguishment	9	24
Amortization of intangibles and out-of-market contracts	68	52
Amortization of unearned equity compensation	37	32
Changes in deferred income taxes and liability for uncertain tax benefits	(72)	(75)
Changes in nuclear decommissioning trust liability	1	12
Changes in derivative instruments	180	248
Changes in collateral deposits supporting energy risk management activities	(180)	(100)
Loss on sale of emission allowances	(6)	2
Gain on postretirement benefits curtailment and sale of assets	(14)	(26)
Impairment losses	263	70
Cash used by changes in other working capital	(93)	(361)
Net Cash Provided by Operating Activities	1,392	1,114
Cash Flows from Investing Activities
Acquisitions of businesses, net of cash acquired	(31)	(2,832)
Capital expenditures	(889)	(675)
Increase in restricted cash, net	(41)	(52)
Decrease in restricted cash to support equity requirements for U.S. DOE funded projects	1	21
Decrease in notes receivable	10	21
Investments in nuclear decommissioning trust fund securities	(500)	(475)
Proceeds from the sale of nuclear decommissioning trust fund securities	499	463
Proceeds from renewable energy grants and state rebates	62	431
Proceeds from sale of assets, net of cash disposed of	1	153
Cash proceeds to fund cash grant bridge loan payment	—	57
Investments in unconsolidated affiliates	(357)	(87)
Other	13	17
Net Cash Used by Investing Activities	(1,232)	(2,958)
Cash Flows from Financing Activities
Payment of dividends to common and preferred stockholders	(152)	(140)
Payment for treasury stock	(353)	—
Net receipts from/(payments for) settlement of acquired derivatives that include financing elements	138	(64)
Proceeds from issuance of long-term debt	679	4,456
Distributions from, net of contributions to, noncontrolling interest in subsidiaries	651	639
Proceeds from issuance of common stock	1	15
Payment of debt issuance costs	(14)	(57)
Payments for short and long-term debt	(954)	(3,308)
Other	(22)	—
Net Cash (Used)/Provided by Financing Activities	(26)	1,541
Effect of exchange rate changes on cash and cash equivalents	15	2
Net Increase/ (Decrease) in Cash and Cash Equivalents	149	(301)
Cash and Cash Equivalents at Beginning of Period	2,116	2,254
Cash and Cash Equivalents at End of Period	$2,265	$1,953

Appendix Table A-1: Third Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss)	196	(50)	164	(10)	34	(267)	67
Plus:
Interest Expense, net	—	1	17	32	61	176	287
Loss on Debt Extinguishment	—	—	—	—	2	—	2
Income Tax	—	—	1	(4)	8	42	47
Depreciation, Amortization and ARO Expense	31	7	230	65	52	9	394
Amortization of Contracts	(1)	—	(10)	—	15	—	4
EBITDA	226	(42)	402	83	172	(40)	801
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	(4)	(12)	24	8	16
Integration & Transaction Costs	(13)	—	—	(2)	1	2	(12)
Deactivation costs	—	—	2	—	—	—	2
Asset Write Offs and Impairments	36	—	241	11	—	1	289
NRG Home Solar EBITDA	—	42	—	—	—	—	42
Market to Market (MtM) (gains)/losses on economic hedges	(24)	—	29	1	1	—	7

Adjusted EBITDA	225	—	670	81	198	(29)	1,145

Appendix Table A-2: Third Quarter 2014 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss)	121	(27)	392	(22)	39	(321)	182
Plus:
Interest Expense, net	—	—	16	32	46	183	277
Loss on Debt Extinguishment	—	—	—	—	—	13	13
Income Tax	—	—	—	—	10	79	89
Depreciation Amortization and ARO Expense	30	3	245	62	35	9	384
Amortization of Contracts	(2)	—	(13)	1	19	1	6
EBITDA	149	(24)	640	73	149	(36)	951
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	9	(9)	15	6	21
Integration & Transaction Costs, gain on sale	1	—	1	—	2	14	18
Deactivation Costs	—	—	9	—	—	—	9
Asset Write Offs and Impairments	—	—	69	12	—	8	89
NRG Home Solar EBITDA	—	24	—	—	—	—	24
MtM losses/(gains) on economic hedges	17	—	(91)	—	—	—	(74)

Adjusted EBITDA	167	—	637	76	166	(8)	1,038

Appendix Table A-3: YTD Third Quarter 2015 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss)	512	(149)	192	(83)	59	(609)	(78)
Plus:
Interest Expense, net	—	2	52	86	175	530	845
Loss on Debt Extinguishment	—	—	—	—	9	—	9
Income Tax	—	—	1	(13)	8	(39)	(43)
Depreciation, Amortization and ARO Expense	94	18	706	194	165	24	1,201
Amortization of Contracts	—	—	(41)	—	41	1	1
EBITDA	606	(129)	910	184	457	(93)	1,935
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	10	(16)	50	21	65
Integration & Transaction Costs	(13)	—	—	(2)	2	13	—
Deactivation costs	—	—	8	—	—	—	8
Asset Write Offs and Impairments	36	—	241	11	—	1	289
NRG Home Solar EBITDA	—	129	—	—	—	—	129
Market to Market (MtM) (gains)/losses on economic hedges	(34)	—	321	3	(2)	—	288

Adjusted EBITDA	595	—	1,490	180	507	(58)	2,714

Appendix Table A-4: YTD Third Quarter 2014 Adjusted EBITDA Reconciliation by Operating Segment

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	Home Retail	Home Solar	Business	Renew	Yield	Corp	Total
Net Income/(Loss)	256	(36)	485	(85)	107	(692)	35
Plus:
Interest Expense, net	1	—	49	88	107	553	798
Loss on Debt Extinguishment	—	—	—	1	—	93	94
Income Tax	—	—	—	—	15	(83)	(68)
Depreciation Amortization and ARO Expense	92	5	715	163	113	23	1,111
Amortization of Contracts	(3)	—	(19)	1	20	—	(1)
EBITDA	346	(31)	1,230	168	362	(106)	1,969
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	5	(15)	35	27	52
Integration & Transaction Costs, gain on sale	1	—	(16)	—	2	65	52
Deactivation Costs	—	—	15	—	—	—	15
Asset Write Offs and Impairments	—	—	74	12	—	10	96
Legal Settlement	4	—	—	—	—	—	4
NRG Home Solar EBITDA	—	31	—	—	—	—	31
MtM losses on economic hedges	88	—	225	—	—	—	313

Adjusted EBITDA	439	—	1,533	165	399	(4)	2,532

Appendix Table A-5: 2015 and 2014 YTD Third Quarter Adjusted Cash Flow from Operations Reconciliations

The following table summarizes the calculation of adjusted cash flow operating activities providing a reconciliation to net cash provided by operating activities

($ in millions)	Nine months ended September 30, 2015	Nine months ended September 30, 2014
Net Cash Provided by Operating Activities	$1,392	$1,114
Reclassifying of net receipts (payments) for settlement of acquired derivatives that include financing elements	138	(64)
Merger and integration expenses	18	76
Adjustment for change in collateral	180	100
Adjusted Cash Flow from Operating Activities	$1,728	$1,226
Maintenance CapEx, net*	(314)	(191)
Environmental CapEx, net	(157)	(178)
Preferred dividends	(7)	(7)
Distributions to non-controlling interests	(115)	(38)
Free Cash Flow — before Growth investments	$1,135	812

* Excludes merger and integration CapEx of $11 million in YTD Q3 2015 and $18 million in YTD Q3 2014

Appendix Table A-6: Third Quarter 2015 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss)	(17)	126	65	(6)	(4)	164
Plus:
Interest Expense, net	17	—	—	—	—	17
Income Tax	—	—	—	1	—	1
Depreciation, Amortization and ARO Expense	67	144	17	2	—	230
Amortization of Contracts	(16)	—	3	3	—	(10)
EBITDA	51	270	85	—	(4)	402
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	(9)	2	—	3	(4)
Deactivation costs	2	—	—	—	—	2
Asset Write Offs and Impairments	224	17	—	—	—	241
Market to Market (MtM) losses/(gains) on economic hedges	31	(31)	(8)	37	—	29
Adjusted EBITDA	308	247	79	37	(1)	670

Appendix Table A-7: Third Quarter 2014 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss)	272	89	76	(42)	(3)	392
Plus:
Interest Expense, net	14	2	—	—	—	16
Depreciation Amortization and ARO Expense	69	152	21	3	—	245
Amortization of Contracts	(17)	5	(4)	3	—	(13)
EBITDA	338	248	93	(36)	(3)	640
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	9	—	(4)	1	3	9
Integration & Transaction Costs, gain on sale	1	—	—	—	—	1
Deactivation Costs	8	—	1	—	—	9
Asset Write Offs and Impairments	1	68	—	—	—	69
MtM (gains)/losses on economic hedges	(14)	(138)	3	58	—	(91)
Adjusted EBITDA	343	178	93	23	—	637

Appendix Table A-8: YTD Third Quarter 2015 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/ (loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss)	169	47	30	(43)	(11)	192
Plus:
Interest Expense, net	52	—	—	—	—	52
Income Tax	—	—	—	1	—	1
Depreciation, Amortization and ARO Expense	220	431	49	6	—	706
Amortization of Contracts	(49)	3	—	5	—	(41)
EBITDA	392	481	79	(31)	(11)	910
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	—	—	6	—	4	10
Deactivation costs	6	—	2	—	—	8
Asset Write Offs and Impairments	224	17	—	—	—	241
Market to Market (MtM) losses/(gains) on economic hedges	253	(20)	5	83	—	321
Adjusted EBITDA	875	478	92	52	(7)	1,490

Appendix Table A-9: YTD Third Quarter 2014 Regional Adjusted EBITDA Reconciliation for NRG Business

The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to net income/(loss)

($ in millions)	East	Gulf Coast	West	B2B	Carbon 360	Total
Net Income/(Loss)	449	(67)	115	(5)	(7)	485
Plus:
Interest Expense, net	48	(1)	1	1	—	49
Depreciation Amortization and ARO Expense	211	439	54	10	1	715
Amortization of Contracts	(33)	16	(7)	5	—	(19)
EBITDA	675	387	163	11	(6)	1,230
Adjustment to reflect NRG share of Adjusted EBITDA in unconsolidated affiliates	9	3	(15)	2	6	5
Integration & Transaction Costs, gain on sale	7	(23)	—	—	—	(16)
Deactivation Costs	10	—	5	—	—	15
Asset Write Offs and Impairments	1	73	—	—	—	74
MtM losses/(gains) on economic hedges	316	(109)	4	14	—	225
Adjusted EBITDA	1,018	331	157	27	—	1,533

Appendix Table A-10: YTD Third Quarter 2015 Sources and Uses of Liquidity

The following table summarizes the sources and uses of liquidity for YTD third quarter of 2015

($ in millions)	Nine months ended September 30, 2015
Sources:
Adjusted Cash Flow from Operations	$1,728
Equity Proceeds, NRG Yield, net of fees	599
Debt Proceeds, NRG Yield Revolver	297
Debt Proceeds, NRG Yield Convertible Notes, net of fees	288
Tax Equity Financing, net of fees	119
Cash Grant Proceeds, growth projects	56
Increase in Credit Facility	82
Debt proceeds, other project debt financing	12
Cash Grant Proceeds, other solar	6
Uses:
Debt Repayments	954
Maintenance and Environmental Capex, net	471
Share Repurchases	354
Growth Investments and Acquisitions, net	313
NYLD Investment in Desert Sunlight	285
Collateral Postings	180
Common and Preferred Stock Dividends	152
Distributions to Non-Controlling Entities	115
Other investing and financing activities	63
Merger and Integration-related payments	29
Change in Total Liquidity	$271

EBITDA and Adjusted EBITDA are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of Adjusted EBITDA should not be construed as an inference that NRG’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because NRG considers it an important supplemental measure of its performance and believes debt-holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:

•                  EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;

•                  EBITDA does not reflect changes in, or cash requirements for, working capital needs;

•                  EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;

•                  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and

•                  Other companies in this industry may calculate EBITDA differently than NRG does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of NRG’s business. NRG compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, asset write offs and impairments; and factors which we do not consider indicative of future operating performance. The reader is encouraged to evaluate each adjustment and the reasons NRG considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future NRG may incur expenses similar to the adjustments in this news release.

Adjusted cash flow from operating activities is a non-GAAP measure NRG provides to show cash from operations with the reclassification of net payments of derivative contracts acquired in business combinations from financing to operating cash flow, as well as the add back of merger and integration related costs. The Company provides the reader with this alternative view of operating cash flow because the cash settlement of these derivative contracts materially impact operating revenues and cost of sales, while GAAP requires NRG to treat them as if there was a financing activity associated with the contracts as of the acquisition dates. The Company adds back merger and integration related costs as they are one time and unique in nature and do not reflect ongoing cash from operations and they are fully disclosed to investors.

Free cash flow (before Growth investments) is adjusted cash flow from operations less maintenance and environmental capital expenditures, net of funding, and preferred stock dividends and is used by NRG predominantly as a forecasting tool to estimate cash available for debt reduction and other capital allocation alternatives. The reader is encouraged to evaluate each of these adjustments and the reasons NRG considers them appropriate for supplemental analysis. Because we have mandatory debt service requirements (and other non-discretionary expenditures) investors should not rely on free cash flow before Growth investments as a measure of cash available for discretionary expenditures.

Cash Available for Distribution (CAFD) is adjusted EBITDA plus cash dividends from unconsolidated affiliates, less maintenance capital expenditures, pro-rata adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness and changes in others assets. Management believes cash available for distribution is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.